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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT ("Agreement"), dated as of May 27, 1999, between Monogram Acquisition, Inc., a Delaware corporation (the "Company"), and Charles D. Burkett, Jr. (the "Executive").

                               W I T N E S S E T H

            WHEREAS, the Company is acquiring the business and substantially all of the assets of Monogram International, Inc., a Florida corporation ("MONOGRAM") of which the Executive is a shareholder and employee, and Monogram Products (HK) Ltd., a Hong Kong company and wholly owned subsidiary of Monogram ("PRODUCTS," Monogram and Products, jointly and severally, "Seller"), pursuant to a certain Asset Purchase Agreement dated April 19, 1999 by and among Toymax International, Inc., a Delaware corporation and sole shareholder of the Company ("TOYMAX"), the Company, Monogram Acquisition 1, LLC, a Delaware limited liability company, Gallion Development Limited, a Hong Kong company, the Seller, the Executive, Roberta M. Burkett, Stephen R. Burkett and Bonnie L. Beetar (the "PURCHASE AGREEMENT"); and

            WHEREAS, the Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

            NOW, THEREFORE, in consideration of the mutual promises, representations and warranties set forth herein, and for other good and valuable consideration, it is hereby agreed as follows:

            1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

            2. TERM. Subject to the provisions of Section 9 hereof, the period of the Executive's employment under this Agreement shall be from May 27, 1999 through the earlier of May 27, 2002 or the Termination Date pursuant to Section 9 (the "Term") provided that the Term shall automatically be extended by one additional year unless, at least 30 days prior to May 27, 2002 (the "Renewal Date"), the Executive shall deliver to the Company written notice that the Term will not be further extended.

            3. POSITION AND DUTIES.

                  (a) During the Term, the Executive shall serve as President of


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the Company and shall have such duties consistent with such office as from time to time may be prescribed by the Board of Directors of the Company (the "Board"). The Company shall provide the Executive with office facilities and support which are necessary for the performance of the Executive's duties hereunder.

                  (b) During the Term, the Executive shall perform and discharge the duties that may be assigned to him by the Senior Vice President of Corporate Strategy and New Business Development of Toymax or such other senior officer as the Board of Directors of Toymax (the "Toymax Board") may designate from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder; provided, however, that the Executive shall not be assigned any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding any isolated, immaterial and inadvertent action not taken in bad faith by the Company.

                  (c) During the Term, the Executive shall perform such duties on a full-time basis and the Executive shall have no other employment and no other outside business activities whatsoever.

            4. COMPENSATION. For the Executive's services hereunder, the Company shall pay the Executive during the period of the Executive's employment a salary (the "Base Salary") at an annual rate of $230,000, payable in accordance with the customary payroll practices of the Company. If the effective date of this Agreement is not the first day of a pay period, the first and last salary installments payable under this Agreement will be prorated based on the actual working days that this Agreement was in effect during such pay period.

            5. OTHER BENEFITS. During the Term, the Company shall provide the Executive with the following benefits:

                  (a) STOCK OPTIONS. The Company shall grant to the Executive an option (the "Options") to purchase 50,000 shares (the "Shares") of the common stock of Toymax at an exercise price per share equal to the closing price of the Shares on NASDAQ exchange on the date of this Agreement. The Options shall be granted pursuant to and in accordance with the terms and conditions of an option agreement substantially in the form attached hereto as Exhibit A (the "Option Agreement") and Toymax International, Inc.'s amended and restated 1997 Stock Option Plan.

                  (b) MEDICAL AND HEALTH INSURANCE BENEFITS. The Company shall, at its own expense, provide the Executive and his eligible dependents with the


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medical, health and dental insurance coverage generally provided by the Company to its other executives.

                  (c) 401(K) PLAN. The Executive shall be entitled to participate in Toymax's 401(k) Plan in accordance with the terms and conditions of such plan.

                  (d) DISABILITY AND ACCIDENT INSURANCE BENEFITS. The Company shall provide the Executive with long term disability insurance (providing 60% Base Salary replacement coverage), business travel accident and accidental death and dismemberment insurance coverage.
                  (e) ADDITIONAL BENEFITS. The Company shall provide the Executive all other insurance, retirement and employment benefits that are furnished by the Company or Toymax to all their respective employees and executives on the same or substantially similar terms and conditions as those benefits are provided to those other employees and executives.

            6. AUTOMOBILE ALLOWANCE. During the Term, the Company shall reimburse the Executive for expenses, such as automobile lease or loan payments, in an amount of six hundred dollars ($600) per month (the "Automobile Payments"), plus such amount(s) as may be required to reimburse the Executive for expenses (the "Automobile Expenses") such as registration, insurance, repairs, maintenance, license fees, parking, gasoline and oil incurred by the Executive incident to his use of an automobile in connection with his duties hereunder.

            7 REIMBURSEMENT OF EXPENSES. During the Term, the Company shall pay or reimburse the Executive for all reasonable travel (including hotel), entertainment and other business expenses actually incurred or paid by the Executive in the performance of his duties hereunder upon presentation of expense statements and/or such other supporting information as the Company may reasonably require of the Executive. The Company acknowledges that the Executive's position with the Company may require frequent travel from the greater Tampa, Florida metropolitan area, and the Company agrees to pay or reimburse such reasonable expenses incurred or paid by the Executive for such travel in the performance of his duties hereunder.

            8 VACATIONS. The Executive shall be entitled to four (4) weeks of paid vacation during each fiscal year the Term or a PRO RATA portion thereof in the event that the Executive's employment with the Company terminates prior to the expiration of the Term; provided that no single vacation may exceed two consecutive weeks in duration, and provided further that the Executive shall provide the Company with appropriate contact information during his absence and shall at all reasonable times be available by telephone. Unused vacation may not be carried over to successive years.


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            9. TERMINATION. The employment hereunder of the Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 9.

                  (a) TERMINATION BY THE COMPANY FOR GOOD CAUSE. The Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined herein) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

                  (b) TERMINATION UPON DEATH. The employment of the Executive hereunder shall terminate immediately upon the death of the Executive.

                  (c) RESIGNATION FOR GOOD REASON. The Executive shall have the right to terminate his employment with the Company for Good Reason (as such term is defined herein).

                  (d) TERMINATION BY THE COMPANY WITHOUT GOOD CAUSE. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause by written notice to the Executive.

                  (e) TERMINATION DATE. The "Termination Date" is the date as of which the Executive's employment with the Company terminates. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

                  (f) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

                     (i) "Person" means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

                    (ii) "Good Cause" shall exist if, and only if, the Executive
(A) willfully and repeatedly fails in any material respect to perform his obligations hereunder as provided herein, provided that such Good Cause shall not exist unless the Company shall first have provided the Executive with written notice specifying in reasonable detail the factors constituting such material failure and such material failure shall not have been cured by the Executive within 30 days after such notice or such longer period as may reasonably be necessary to accomplish the cure; or (B) has been convicted of a crime which constitutes a felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto.


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                   (iii) "Good Reason" means the occurrence of any of the
following: (i) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall have not been cured by the Company within 30 days after such notice or such longer period as may be reasonably necessary to accomplish the cure, or (ii) the Company requiring the Executive to be based permanently at any location other than within 50 miles of the Company's current executive office location, except for requirements of temporary travel on the Company's business not to exceed, per calendar year, the average of the Executive's business related travel over the three (3) year period prior to the date hereof.

            10. OBLIGATIONS OF COMPANY ON TERMINATION. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this Section 10.

                  (a) OBLIGATIONS OF THE COMPANY IN THE CASE OF TERMINATION WITHOUT GOOD CAUSE OR FOR GOOD REASON. In the event that prior to the expiration of the Term, the Company terminates the Executive's employment, without Good Cause (pursuant to Section 9(d)) or upon termination of the Executive's employment as a result of the voluntary resignation of the Executive for Good Reason (pursuant to Section 9(c)), the Company shall provide the Executive with the following:

                     (i) AMOUNT OF SEVERANCE PAYMENT. Except as provided in
Section 10(b) below, the Company shall pay the Executive the following (the "Severance Payment"):

                              (A) a single lump sum cash payment, within 30 days
following the Termination Date, equal to the sum of: (i) any Base Salary, vacation and unreimbursed expenses accrued but unpaid as of the Termination Date; and (ii) the Base Salary otherwise payable to the Executive for the shorter of: (y) the then remaining duration of the Term, or (z) the six (6) month period following the Termination Date ("Post-termination Period"); and

                              (B) in the event that any portion of the Severance
Payment is calculated pursuant to Section 10(a)(i)(A)(ii)(z) above, each month for the period following the Post-termination Period until the otherwise end of the Term, the Company shall pay the Executive a sum equal to the difference, if any, as determined and calculated on a monthly basis, between the Base Salary and the then current salary of the Executive from other employment, if any.

                    (ii) MEDICAL AND HEALTH INSURANCE. The Company shall, at its sole expense, provide the Executive (and his dependents) with coverage under (and in accordance with the terms and conditions of) the Company's medical, health and dental


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insurance plans, as in effect from time to time, for the otherwise remaining duration of the Term; provided that to the extent such coverage may be unavailable under such medical, health and dental insurance plans due to restrictions imposed by the insurer(s) under such plans, the Company shall take such action as may be required to provide equivalent benefits from other sources.

                    (iii) AUTOMOBILE ALLOWANCE. For the otherwise remaining duration of the Term, the Company shall continue to reimburse the Executive for the Automobile Payments, to the extent provided in Section 6 of this Agreement; however, the Executive shall not be entitled to reimbursement for any Automobile Expenses.

                  (b) OBLIGATIONS OF THE COMPANY IN CASE OF TERMINATION FOR GOOD CAUSE. Upon termination of the Executive's employment for Good Cause (pursuant to Section 9(a)), the Company shall have no payment or other obligations hereunder to the Executive, except for the payment of any Base Salary, benefits or unreimbursed expenses accrued but unpaid as of the date of such termination.

                  (c) OBLIGATIONS OF THE COMPANY IN CASE OF DEATH. If the Executive dies, his employment with the Company will terminate immediately, and the Company shall pay to the Executive's heirs or estate any Base Salary, benefits or unreimbursed expenses accrued but unpaid as of the date of such death.

            11. COVENANT NOT-TO-COMPETE . During either (i) the Term and for a period of two (2) years thereafter, or (ii) if the Executive is terminated without Good Cause pursuant to Section 9(d) or if the Company does not offer to the Executive a renewal or extension of this Agreement prior to the expiration of the Term, during the Term (the "Covenant Period"):

                  (a) The Executive agrees that he will not, directly or indirectly, as a partner, officer, employee, director, stockholder, proprietor, other equity owner, consultant, representative, agent or otherwise own or operate any business or Person, or otherwise become or be interested in, or associate with or render assistance to any Person (other than the Company, Toymax and any other Person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with the Company ("Affiliates")), engaged in the geographic areas where the Company's products are sold during the Term in (i) the business of marketing or selling products, which are the same or substantially similar to any of the products offered for sale by the Company on the Termination Date or (ii) a business which is otherwise in competition with the business of the Company (such Person as described in (i) and (ii), a "Competitor"). The foregoing provisions shall not, however, prohibit the Executive from making passive investments in Persons that:
(i) do not require the devotion of any significant time or effort, and (ii) are not Competitors; PROVIDED that such activities do not


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interfere in any respect with the proper performance of his duties and responsibilities under Sections 1, 2 and 3.

                  (b) The Executive agrees that he will not, directly or indirectly, during the Covenant Period, for his own benefit or for the benefit of any other Person:

                    (i) (A) influence or attempt to influence any Person to either terminate or adversely modify such Person's employment or other professional relationship with the Company and/or its Affiliates or (B) employ, consult or otherwise retain, directly or indirectly, any Person who is (or during the twelve months prior thereto was) employed, advising, or otherwise retained by the Company or its Affiliates;

                    (ii) Influence or attempt to influence a supplier or customer of the Company or its Affiliates, or any other Person with whom the Company or its Affiliates shall have dealt, to terminate or modify any written or oral agreement or course of dealing with the Company or its Affiliates; or

                    (iii) Influence or contract with or attempt to influence or contract with a supplier or customer of the Company or its Affiliates, or any other Person with whom the Company or its Affiliates shall have dealt, for the purpose of offering or selling any products which are identical, substantially similar or comparable to the products offered by the Company or its Affiliates.

                  (c) The Executive recognizes and acknowledges that, in connection with his employment with the Company, he will have access to valuable trade secrets and confidential information of the Company and its Affiliates, including, but not limited to, customer, supplier and mailing lists, business methods and processes, advertising, marketing, promotional, pricing and financial information and data relating to officers, employees, agents and consultants (collectively, "Confidential Information") and that such Confidential Information is being made available to the Executive only in connection with the furtherance of his employment with the Company. The Executive agrees that he will not at any time, directly or indirectly, use for any purpose, disclose or make available to any Person any of such Confidential Information, except that disclosure of Confidential Information will be permitted in connection with the performance of his duties and: (i) if such Confidential Information has previously become available to the public through no fault of the Executive; (ii) if required by any court or governmental agency or body or is otherwise required by law; or (iii) if expressly consented to in writing by the Company. In the event that the Executive is requested or required to disclose any of the Confidential Information pursuant to subsection (ii) above, he shall provide the Company with prompt written notice of any such request or requirement so that the Company will have a reasonable opportunity to seek a stay or other protective order or other appropriate remedy prior to disclosure by the Executive.


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                  (d) The Executive agrees that any and all publications,
inventions, software, formulae, reports or other work product directly or indirectly produced, created, developed or otherwise prepared by the Executive while employed by the Company and related to the business of the Company and/or its Affiliates (collectively, "Materials") and any copyrights, patents, trademarks, trade names, service marks or similar registrations or any applications therefore (collectively, "Intellectual Property Rights") obtained or made at any time during the Term or thereafter with respect to such Materials shall be the sole and exclusive property of the Company. Upon request of the Board or an officer of the Company, the Executive promptly shall execute any and all applications, assignments or other instruments which the Board or such officer shall reasonably deem necessary or advisable in order to apply for and obtain an Intellectual Property Right for the Materials in the United States and throughout the world and to assign to the Company all right, title and interest in and to such Materials and Intellectual Property Rights. The Company shall bear the cost of preparation and filing of all such applications, assignments and instruments in the appropriate governmental offices in the United States and any foreign country.

                  (e) The Executive acknowledges and agrees that: (i) this
Section 11 is necessary for the protection of the legitimate business of the Company; (ii) the restrictive covenants set forth in this Section 11 (the "Restrictive Covenants") are reasonable in geographical and temporal scope and in all other respects; (iii) the Executive's expertise and services to be provided hereunder are unique; and (iv) the Executive has received adequate consideration for the execution, delivery and performance of this Agreement.

                  (f) If a court of competent jurisdiction finally determines that any of the Restrictive Covenants, or any part or parts thereof, are invalid or unenforceable for any reason, the parties hereto agree, and it is their desire, that such court shall substitute a judicially enforceable limitation in its place, and that the Restrictive Covenant, in its modified form, shall then be valid and enforceable as if originally set forth herein and the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts.

                  (g) The provisions of this Section 11 shall survive the termination of this Agreement.

                  (h) The parties agree that a violation of this Section 11 will cause irreparable damage to the Company, and the Company shall be entitled (without any requirement of posting a bond or other security), in addition to any other rights and remedies which it may have, at law or in equity, to seek an injunction enjoining and restraining the Executive from doing or continuing to do any such act or any other violations or threatened violations of this Section 11.


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            12. RETURN OF PROPERTY. In the event of the termination of the
Executive's employment with the Company, regardless of the reason for such termination, the Executive shall immediately return to the Company all documents, Materials, information and other property of the Company (including, but not limited to, keys, records, notes, data, memoranda, models and equipment) whether or not such property constitutes Confidential Information including, without limitation, any computerized, duplicated, copied or other records, extracts or summaries of any such information. The provisions of this Section 12 shall survive the termination of this Agreement.

            13. SEVERABILITY. If any provision of this Agreement for any reason shall be held, by a court of competent jurisdiction, to be illegal, invalid or unenforceable, the parties hereto agree that such illegality, invalidity or unenforceability shall not render the entire Agreement illegal, invalid or unenforceable, and it is their desire, that such court shall amend or modify this Agreement, and that this Agreement, in its modified form, shall be enforceable and valid to the maximum extent permitted by applicable law, and each other provision hereof shall not thereby be affected and shall be given full force and effect, and the parties shall cooperate in good faith to further modify this Agreement so as preserve to the maximum extent possible the intended benefits to be received by the parties.

            14. SUCCESSORS AND ASSIGNS.

                  (a) This Agreement and all rights under this Agreement are personal to the Executive and shall not be assignable other than by will or the laws of descent. All of the Executive's rights under the Agreement shall inure to the benefit of his heirs, personal representatives, designees or other legal representatives, as the case may be.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. Any Person succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company under this Agreement.

            15. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any rules respecting the conflicts of laws.

            16. NOTICES. All notices, requests and demands given to or made upon the respective parties hereto shall be deemed to have been given or made three business days after the date of mailing when mailed by registered or certified mail, postage prepaid, or on the date of delivery if delivered by hand, or one business day after the date of delivery by Federal Express or other reputable overnight delivery service, addressed to the parties at their addresses set forth below or to such other addresses furnished by


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notice given in accordance with this Section 16: (a) if to the Company, to 125
E. Bethpage Road, Plainview, New York 11803 and (b) if to the Executive, to 13201 94th Avenue North, Seminole, Florida 33602.

            17. WITHHOLDING. All payments required to be made by the Company to the Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with applicable law and the Company's policies applicable to executive employees of the Company.

            18. LITIGATION EXPENSES. In the event of any litigation or other proceeding between the Company and the Executive with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company shall reimburse the Executive for all reasonable costs and expenses relating to such litigation or other proceeding, including reasonable attorney's fees and expenses, provided that such litigation or proceeding results in any

                    (i) settlement requiring the Company to make a payment to the Executive, or

                    (ii) judgment, order, finding, award, determination or other resolution in favor of the Executive, provided such result is not subsequently reversed on appeal or in a collateral proceeding.

            19. COMPLETE UNDERSTANDING. This Agreement supersedes any prior contracts, understandings, discussions and agreements, written or oral, relating to employment between the Executive and the Company, and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

            20. MODIFICATION; WAIVER.

                  (a) This Agreement may be amended, canceled or waived if, and only if, such amendment, cancellation or waiver is in writing and signed, in the case of an amendment or cancellation, by the Company and the Executive or in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.


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            21. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.

            22. RECURRING WORDS. As used in this Agreement, (a) the word "including" is always without limitation, (b) the word "days" refers to calendar days, including Saturdays, Sundays and holidays, and (c) words in the singular number include words in the plural number and vice versa.

            23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become binding when each party hereto shall have received counterparts hereof signed by the other party hereto.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]


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            IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and the Executive has manually signed his name hereto, all as of the day and year first above written.


                                          Monogram Acquisition, Inc.


________________________________          By:_____________________________
Witness                                   Name:
                                          Title:

________________________________          ________________________________
Witness                                   Charles D. Burkett. Jr.


Toymax International, Inc. hereby unconditionally guarantees the payment and performance by the Company of all of the Company's obligations under the foregoing Employment Agreement.

TOYMAX INTERNATIONAL, INC.


By:_____________________________
Name:   Steven A. Lebensfeld
Title:  President
Date:   May 27, 1999


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                           TOYMAX INTERNATIONAL, INC.
                              AMENDED AND RESTATED
                             1997 STOCK OPTION PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT (the "AGREEMENT"), dated as of August __, 1999, by and between Toymax International, Inc. (the "COMPANY"), a Delaware corporation having an address at 125 E. Bethpage Road, Plainview, New York 11803, and Charles D. Burkett, Jr. (the "GRANTEE"), having an address at 13201 94th Avenue North, Seminole, Florida 33646.

      In accordance with Sections 1 and 5 of the Toymax International, Inc. Amended and Restated 1997 Stock Option Plan (the "PLAN") and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option (the "OPTION") to purchase all or any part of an aggregate of Fifty Thousand (50,000) shares of the Common Stock, $.01 par value per share (the "SHARES") of the Company. The Option granted hereby is intended to constitute an Incentive Stock Option, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

      To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

      1. CONFIRMATION OF GRANT. The Company hereby evidences and confirms its grant of the Option to the Grantee as of the date of this Agreement. The Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

      2. NUMBER OF SHARES. This Option shall be for an aggregate of Fifty Thousand (50,000) Shares.

      3. EXERCISE PRICE. The exercise price shall be [$ ] per share (the "EXERCISE PRICE"). The Exercise Price shall not be less than 100% (110% if the Grantee is a 10% Shareholder) of the Fair Market Value of one share of Common Stock on the date hereof. The total exercise price for all Shares subject to the Option is [$ ].

      4. TERM AND EXERCISABILITY OF THE OPTION. The Option shall expire on May 27, 2009 (which date shall not be more than 10 years (five years if the Grantee is a 10% Shareholder) from the date of this Agreement), and may be exercised prior to its expiration at such times and for such number of whole Shares as follows:

            (a) On or after September 15, 1999, the Option is exercisable for up to 40% of the total number of Shares subject to this Option;


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

            (b) On or after May 27, 2000, the Option is exercisable for up to 60% of the total number of Shares subject to this Option;

            (c) On or after May 27, 2001, the Option is exercisable for up to 80% of the total number of Shares subject to this Option; and

            (d) On or after May 27, 2002, the Option is exercisable for up to 100% of the total number of Shares subject to this Option.

      Notwithstanding the foregoing provisions of this Paragraph 4, (i) any portion of the Option which is not otherwise exercisable at the time of the Grantee's termination of employment with the Company shall not become exercisable after such termination, (ii) no exercise shall be effective to the extent it would require the delivery of fractional Shares, and (iii) the Option shall not become exercisable in any calendar year to the extent that the aggregate Fair Market Value of all Incentive Stock Options for shares of Common Stock (including the Option) granted to the Grantee (determined as of the respective date or dates of grant of such Incentive Stock Options) which become exercisable for the first time in such calendar year would exceed $100,000.

      5. EXERCISE OF OPTION. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Paragraph 4 above, the portion of the Option which has become exercisable may be exercised in whole or in part by the Grantee (or his or her permitted successor) upon delivery of the following to the administrative committee of the Plan (the "COMMITTEE"):

            (a) a written notice of exercise which identifies this Agreement and states the number of Shares then being purchased;

            (b) cash (or other consideration acceptable to the Committee, in its sole discretion) in an amount (or, in the case of other consideration, having a combined value) equal to the aggregate Exercise Price of the Shares then being purchased;

            (c) additional cash in an amount reasonably requested by the Committee to satisfy the Company's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Grantee in connection with the exercise of this Option, unless, in accordance with Section 18 of the Plan and subject to the prior approval of the Committee, which may be withheld by the Committee in its sole discretion, the Grantee satisfies such obligations, in whole or in part by (i) causing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option, or (ii) delivering to the Company shares of Common Stock already owned by the Grantee.

            (d) a letter, if requested by the Committee, in such form and substance as the Committee may require, in its sole discretion, setting forth the investment intent of the Grantee, or his or her permitted successor, as the case may be.

      Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Committee may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

      Upon satisfaction of the conditions and requirements of Paragraph 5 hereof, the Company shall deliver to Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised (less any Shares withheld pursuant to clause
(c) of this Paragraph 5).

      The acceptance of any Shares upon exercise of the Option shall constitute an agreement by the Grantee (i) to notify the Company if any or all of such Shares are disposed of by the Grantee within two (2) years from the date the Option was granted or within one (1) year from the date the Shares were issued to the Grantee pursuant to the exercise of the Option, and (ii) to remit to the Company, at the time of and in the case of any such disposition, an amount sufficient to satisfy the Company's federal, state and local withholding tax obligations, if any, with respect to such disposition, whether or not, as to both (i) and (ii), the Grantee is in the employ of the Company at the time of such disposition.

      6. LIMITATION UPON TRANSFER. This Option and all rights granted hereunder shall not be transferred by the Grantee, other than by will or by the laws of descent and distribution, shall not be assigned, pledged or hypothecated in any way, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer this Option, other than by will or by the laws of descent and distribution, or to assign, pledge or hypothecate or otherwise dispose of this Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Option or such rights, this Option and such rights shall immediately become null and void. The Option shall be exercised during the Grantee's lifetime only by the Grantee or by the grantee's legal representative.

      7. TERMINATION OF EMPLOYMENT; EFFECT OF TERMINATION FOR CAUSE. If the Grantee's employment with the Company terminates, the Option, to the extent then exercisable, shall remain exercisable to the extent set forth in Sections 10 and 11 of the Plan; PROVIDED, HOWEVER, that no part of the Option shall be exercisable after the expiration of the Option pursuant to Paragraph 4 hereof. Notwithstanding the foregoing, the Grantee hereby acknowledges and agrees that in accordance with Section 10 of the Plan, all or part of the Option granted hereunder may be forfeited upon his or her termination of employment with the Company if the Board of Directors of the Company (the "BOARD") determines that the Grantee incurred or is to incur a termination for cause.

The Board shall have the power to determine, in its sole discretion, what constitutes a termination for cause, whether the Grantee has incurred or is to incur a termination for cause, and the date as of which any such forfeiture occurs.

      8. EFFECT OF BREACH OF EMPLOYMENT OR OTHER AGREEMENT. The Grantee hereby acknowledges and agrees that in accordance with Section 10 of the Plan, all or part of the Option granted hereunder may be forfeited upon the determination by the Board that the Grantee has violated any provision of an employment or confidentiality or non-disclosure agreement. The Board shall have the power to determine, in its sole discretion, what constitutes a breach of an employment or confidentiality or non-disclosure agreement, whether the Grantee has breached such an agreement and the date upon which such breach occurs.

      9. EFFECT OF TERMINATION OR AMENDMENT OF PLAN. No suspension, termination, modification, or amendment of the Plan or this Agreement may, without the express written consent of the Grantee, adversely affect the rights of the Grantee under this Option.

      10. NO LIMITATION ON RIGHTS OF THE COMPANY. The grant of this Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

      11. RIGHTS AS A SHAREHOLDER. The Grantee shall have the rights of a shareholder with respect to the Shares covered by the Option only upon becoming the holder of record of those Shares.

      12. COMPLIANCE WITH APPLICABLE LAW. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Company may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations, and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

      13. NO OBLIGATION TO EXERCISE OPTION. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

      14. AGREEMENT NOT A CONTRACT OF EMPLOYMENT OR OTHER RELATIONSHIP. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or any of its subsidiaries or affiliates shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or any of its subsidiaries or affiliates, nor shall it interfere with the right of the Company or any of its subsidiaries or affiliates to discharge the Grantee and to treat him or her without regard to the effect which such treatment might have upon him or her as a Grantee.

      15. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient.

      16. GOVERNING LAW. Except to the extent preempted by Federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

      17. RECEIPT OF PLAN. Grantee acknowledges receipt of a copy of the Plan, and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions of this Agreement and of the Plan. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under this Agreement or the Plan.

      18. DEFINITIONS . All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

      IN WITNESS WHEREOF, the Company and the Grantee have duly executed this Agreement as of the date first written above.

TOYMAX INTERNATIONAL, INC.


__________________________          __________________________________
Witness                             Sanford Frank, Secretary

__________________________          __________________________________
Witness

__________________________          __________________________________
Witness                             Charles D. Burkett, Jr.


                                      -6-